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                                                                   EXHIBIT  3.1

                                                                        PAGE  1
                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                       --------------------------------

         I, WILLIAM T. QUILLEN;  SECRETARY OF STATE OF THE STATE OF DELAWARE,

DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

AMENDMENT OF "APPLIED MATERIALS, INC.", FILED IN THIS OFFICE ON THE

TWENTY-SECOND DAY OF MARCH, A.D. 1994, AT 1:30 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW

CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.






                                    [SEAL]







                    [SEAL]           /s/ William T. Quillen
                                     ------------------------------------------
                                         William T. Quillen, Secretary of State


2120849  8100                                      AUTHENTICATION:     7064755

944046516                                                    DATE:     03-22-94


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                           APPLIED MATERIALS, INC.

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION



         The undersigned, James C. Morgan and Donald A. Slichter, hereby certify that:

         (1) They are the Chairman of the Board of Directors and Secretary, respectively, of Applied Materials, Inc., a Delaware corporation.

         (2) The Certificate of Incorporation of this corporation is amended by deleting Section 1 of Article Fifth in its entirety and adding a new Section 1 of Article Fifth to such Certificate, to read as follows:

         1. The corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Preferred Stock authorized to be issued is One Million (1,000,000) and the number of shares of Common Stock authorized to be issued is Two Hundred Million (200,000,000). The stock, whether Preferred Stock or Common Stock, shall have a par value of $.01 per share.

         The amendment to the Certificate of Incorporation was duly adopted by the Board of Directors on December 8, 1993 and by the stockholders of the corporation on March 3, 1994, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seal this 17th day of March 1994.


                                       APPLIED MATERIALS, INC.



                                       /s/ JAMES C. MORGAN
                                       ----------------------------------------
                                       By: James C. Morgan



Attest /s/ DONALD A. SLICHTER
       ----------------------
           Donald A. Slichter